Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274204

Prospectus Supplement

to Prospectus dated September 6, 2023

FLORA GROWTH CORP.

1,369,000 Common Shares

We are offering 1,369,000 of our common shares, no par value per share (the "common shares"), directly to certain investors, referred to as "the investors."

In a concurrent private placement to the same investors, we are also issuing unregistered investor warrants (the “investor warrants”) to purchase an aggregate of 1,369,000 common shares. Each common share and accompanying investor warrant are being sold together at a combined offering price of $2.00 per common share and associated investor warrant. The investor warrants will have an exercise price of $2.50 per common share, will be exercisable upon the six-month anniversary of the date of issuance, and will have a term of five and one-half years from the issuance date.  We will also issue warrants to purchase up to 54,760 common shares (the "placement agent warrants")  to A.G.P./Alliance Global Partners (or its designees) as our placement agent as part of the compensation payable to it for acting as our exclusive placement agent in connection with this offering. The placement agent warrants will have the same terms as the investor warrants except that the exercise price will be $2.39 per common share.The investor warrants, placement agent warrants, and underlying shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D under the Securities Act.

Our common shares are listed on the Nasdaq Capital Market under the symbol "FLGC."  The last reported sale price of our common shares on the Nasdaq Capital Market on September 18, 2023 was $2.39 per share.

We are an "emerging growth company" as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. Investing in our securities involves a high degree of risk.  See the risks described in the “Risk Factors” section on page S-4 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained A.G.P./Alliance Global Partners (the "placement agent" or "A.G.P.") to act as our exclusive placement agent. The placement agent has agreed to use its "reasonable best efforts" to arrange for the sale of the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Common Share and associated Investor Warrant	Total
Offering Price	$2.00	$2,738,000
Placement Agent Fees(1)	$0.12	$164,280
Proceeds to us, before expenses(2)	$1.88	$2,573,720

(1) We will pay the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds. We have also agreed to (i) reimburse the placement agent for up to $90,000 of its accountable and non-accountable expenses and (ii) issue to the placement agent the placement agent warrants, as described under the “Plan of Distribution” on page S-9 of this prospectus supplement.

(2) The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the placement agent warrants or investor warrants.

We anticipate that delivery of the securities and the placement agent warrants will be made on or about September 21, 2023, subject to the satisfaction of certain closing conditions.

A.G.P.

Prospectus Supplement dated September 20, 2023.

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We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the "Company," "Flora," "we," "us" and "our" in this prospectus supplement refer to Flora Growth Corp., a corporation organized under the laws of the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission" or the "SEC") utilizing the Commission's "shelf" registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term "this prospectus," we are referring collectively to this prospectus supplement, the accompanying prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act of 1933, as amended (the "Securities Act").

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus and the additional information described under the headings "Where You Can Find More Information," and "Incorporation of Certain Documents by Reference" before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and in other documents incorporated herein by reference.

Our Company

Overview

We are a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Recent Developments

Acquisition of Australian Vaporizers Pty Ltd.

On September 17, 2023, Flora and Lifeist Wellness Inc. ("Lifeist") entered into a Sale and Purchase Agreement (the "Lifeist Purchase Agreement") pursuant to which Flora will acquire all the issued and outstanding common shares of Australian Vaporizers Pty Ltd. ("AV"), an online retailer of vaporizers, hardware, and accessories in Australia. Under the terms of the Lifeist Purchase Agreement, Flora will acquire 100% of the issued and outstanding AV common shares in exchange for the issuance to Lifeist of an aggregate maximum of 600,676 common shares in the capital of Flora, valued at $1.7 million based on the closing price of Flora's common shares on September 15, 2023, subject to a reduction based on the cash, inventory and inventory deposits, and working capital positions of AV on the date of closing.

The closing of the transaction is anticipated to occur in the Company's fourth quarter of fiscal 2023.

Sale of Colombian Entities to Lisan Farm Colombia LLC

On July 5, 2023, Flora entered into a Share Purchase Agreement, as amended (the “Lisan Share Purchase Agreement”) with Lisan Farma Colombia LLC (“Lisan”), a Delaware limited liability company, to sell all of its shares in Flora Growth Corp Colombia S.A.S., Flora Lab S.A.S., Flora Med S.A.S., Labcofarm Laboratorios S.A.S., Cosechemos Ya S.A.S., Kasa Wholefoods Company S.A.S., Flora Growth Corp. Sucursal Colombia and Flora Beauty LLC Sucursal Colombia (collectively the “Colombian Entities”) and other related Flora assets related to its Colombian operations for a purchase price of CAD $800,000.

As of the date of this prospectus supplement, Flora has completed the sale of all of the Colombian Entities, with the exception of Cosechemos Ya S.A.S. The sale of Cosechemos Ya S.A.S. is expected to be completed in the fourth quarter of 2023.

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Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

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The Offering

Common shares offered by us	1,369,000 common shares.

Offering price	$2.00 per common share and associated investor warrant.

Common shares to be outstanding immediately after this offering(1)	8,216,095 common shares (excluding shares issuable upon the exercise of the investor warrants and the placement agent warrants).

Concurrent Private Placement

In a concurrent private placement, we are also selling to the same investors unregistered warrants to purchase 1,369,000 common shares, the purchase price for which is included in the purchase price of the common shares offered under this prospectus supplement. Each investor warrant has an exercise price of $2.50 per share, is exercisable following the six month anniversary of the issuance date, and expires on the date that is five and one-half years from the issuance date. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the investor warrants. We will also issue warrants to purchase up to 54,760 common shares (the "placement agent warrants") to A.G.P./Alliance Global Partners (or its designees) as our placement agent as part of the compensation payable to it for acting as our exclusive placement agent in connection with this offering. The placement agent warrants will have similar terms as the investor warrants with certain exceptions, including that the exercise price will be $2.39 per common share. The investor warrants, placement agent warrants, and underlying shares have not been registered under the Securities Act and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The investor warrants and placement agent warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. For additional information regarding the terms of the investor warrants and placement agent warrants, see “Description of Securities” on Page S-7 of this prospectus supplement and “Concurrent Private Placement” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for (i) capital expenditures; (ii) to increase operating capacity; (iii) working capital and (iv) other general corporate purposes. See "Use of Proceeds" for additional information.

Nasdaq Capital Market symbol	"FLGC"

Risk factors

Investing in our securities involves risks. You should read carefully the "Risk Factors" section of this prospectus supplement beginning on page S-4, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

(1) The number of our common shares outstanding is based on 6,847,095 common shares outstanding as of September 13, 2023, which excludes:

• Approximately 220,000 options held by our employees, directors and certain consultants to purchase common shares under the Company's 2022 Incentive Compensation Plan (the "2022 Plan") and its previous "'rolling" stock option plan (the "Prior Plan" and, together with the 2022 Plan, the "Option Plan") at a weighted average exercise price of $36.79 per share, of which approximately 203,000 options were exercisable as of June 30, 2023, at a weighted average exercise price of $38.86 per share;

• Common shares issuable upon the exercise of approximately 960,000 warrants outstanding as of June 30, 2023 at a weighted average exercise price of $24.84 per share;

• 1,369,000 common shares issuable upon exercise of the investor warrants to be issued in a concurrent private placement at an exercise price of $2.50 per share; and;

• 54,760 common shares issuable upon exercise of the placement agent warrants at an exercise price of $2.39 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed reports on Form 8-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common shares could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering and our Securities

The market price of our common shares has been, and may continue to be, volatile, and the value of your investment could decline significantly.

The trading price for our common shares has been, and we expect it to continue to be, volatile. The price at which our common shares trade depends upon a number of factors, including our historical and anticipated operating results, regulatory approvals, our financial condition, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our common shares, leading to broad market fluctuations that could lower the market price of our common shares, resulting in a loss of all or part of your investment in our common shares.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in "Use of Proceeds". Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value.

We do not intend to pay dividends or other distributions to our stockholders.

We currently do not, and do not intend to, pay cash dividends on our common shares in the foreseeable future.  We expect that we will retain cash generated from operations, if any, for working capital purposes and to fund the continued expansion of our business. Moreover, future payment of dividends may be restricted by credit or other agreements to which we are a party.  Our stockholders may not be able to receive a return on their investment unless they sell our common shares.

You will experience immediate and substantial dilution.

The offering price for the common shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common shares. Purchasers of common shares in this offering will experience immediate and substantial dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.17 per share to our existing shareholders, and an immediate dilution of $1.17 per share to investors purchasing shares in this offering, based on an offering price of $2.00 per common share and associated investor warrant, and after deducting the placement agent fees and other estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our common shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Please see the section in the prospectus supplement entitled "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

Sales of a substantial number of our common shares, or the perception that such sales might occur, could adversely affect the trading price of our common shares.

As of September 18, 2023, we had 6,847,095 common shares outstanding, excluding common shares issuable upon exercise of outstanding options and shares that are issuable under our existing equity compensation plans as well as the common shares issuable to the shareholders of Franchise pursuant to the Arrangement Agreement. Sales of common shares underlying stock options, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common shares. A decline in the price of our common shares might impede our ability to raise capital through the issuance of additional common shares or other equity securities and could result in a decline in the value of your investment in our common shares.

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There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the investor warrants will be extremely limited.

Holders of our warrants will have no rights as a common shareholder until such holders exercise their warrants and acquire our common shares.

Until you acquire common shares upon exercise of your warrants, you will have no rights with respect to the common shares underlying such warrants, except as set forth in the warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The warrants may never have any value.

The investor warrants being sold in the concurrent private placement have an exercise price of $2.50 per common share and the placement agent warrants have an exercise price of $2.39 per common share. The investor warrants will expire after five and one-half years from the issuance date, and the placement agent warrants will expire after five years from the issuance date. In the event our common share price does not exceed the per share exercise price of the investor warrants during the period when the warrants are exercisable, the warrants may not have any value.

A substantial number of common shares are being sold in this offering and the concurrent private placement, which could cause the price of our common shares to decline.

In this registered offering we are selling 1,369,000 common shares. In addition, in the concurrent private placement, we are also selling investor warrants to purchase 1,369,000 common shares and private placement warrants to purchase 54,760 common shares. In the aggregate, excluding the unregistered shares underlying the investor warrants and placement agent warrants, the shares issued in this registered offering represent approximately 19% of our outstanding common shares as of September 18, 2023, before giving effect to the sale of the common shares in this registered offering. This sale and any future sales of a substantial number of common shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the caption "Risk Factors" in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus supplement, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus supplement. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  our limited operating history and net losses;

  unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

  our ability to complete acquisitions and the successful integration of such acquisitions;

  changes in cannabis laws, regulations and guidelines;

  decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;

  damage to our reputation as a result of negative publicity;

  exposure to product liability claims, actions and litigation;

  risks associated with product recalls;

  product viability;

  continuing research and development efforts to respond to technological and regulatory changes;

  shelf life of inventory;

  our ability to successfully close and integrate businesses that we acquire;
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  maintenance of effective quality control systems;

  changes to energy prices and supply;

  risks associated with expansion into new jurisdictions;

  regulatory compliance risks;

  opposition to the cannabinoid industry; and

  potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus supplement. The forward-looking statements contained in this prospectus supplement are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus supplement, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus supplement speaks only as of the date of this prospectus supplement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of securities will be approximately $2.4 million, after deducting the placement agent fees and other estimated expenses relating to the offering.

We intend to use the net proceeds from this offering for capital expenditures, to increase operating capacity, working capital and general corporate purposes. Our net proceeds will be utilized for certain capital expenditures and operating expenditures across all of our divisions.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.  The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per common share. Our net tangible book value as of June 30, 2023 was approximately $4.5 million, or approximately $0.66 per share. Net tangible assets per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of June 30, 2023.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by purchasers in this offering and the net tangible book value per share of our common shares immediately after this offering. After giving effect to the sale by us of shares in this offering at an offering price of $2.00 per common share, after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of June 30, 2023 would have been approximately $6.8 million, or approximately $0.83 per common share. This represents an immediate increase of $0.17 in net tangible book value per share to our existing shareholders and an immediate dilution of $1.17 per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

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Offering price per share	$2.00
Net tangible book value per share as of June 30, 2023	$0.66
Increase in net tangible book value per share attributable to new investors	$0.17
Adjusted net tangible book value per share as of June 30, 2023, after giving effect to the offering	$0.83
Dilution per share to new investors in the offering	$1.17

The above discussion and tables do not include the following:

  Approximately 220,000 options held by our employees, directors and certain consultants to purchase common shares under the Company’s Option Plan at a weighted average exercise price of $36.79 per share, of which approximately 203,000 options were exercisable as of June 30, 2023, at a weighted average exercise price of $38.86 per share;

  Common shares issuable upon the exercise of approximately 960,000 warrants outstanding as of June 30, 2023 at a weighted average exercise price of $24.84 per share;

  1,369,000 common shares issuable upon exercise of the investor warrants in the concurrent private placement at an exercise price of $2.50 per share; and

  54,760 common shares issuable upon exercise of the placement agent warrants at an exercise price of $2.39 per share.

DESCRIPTION OF SECURITIES

The securities offered in this offering and the concurrent private placement will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form of securities purchase agreement, which will be included as an exhibit to a report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the form of investor warrant and form of placement agent warrant, which will be included as exhibits to a report on Form 8-K filed with the SEC in connection with the concurrent private placement and incorporated by reference herein, for a complete description of the terms and conditions applicable to the investor warrants and placement agent warrants. The investor warrants and placement agent warrants will have the terms described under the caption “Investor Warrants” and “Placement Agent Warrants”, respectively, below.

The following brief summary of the material terms and provisions of the investor warrants and the placement agent warrants is subject to, and qualified in its entirety by the form of investor warrants and form of placement agent warrant, respectively.

Common Shares

The material terms and provisions of our common shares are described under the heading “Description of Common Shares” starting on page 3 of the accompanying prospectus.

Investor Warrants

The material terms and provisions of the investor warrants to be issued in the concurrent private placement are substantially the same as the placement agent warrants described immediately below under the heading “Placement Agent Warrants,” with the exception of the following terms:

  The exercise price of the investor warrants is $2.50 per share;

  Holders of investor warrants can elect to set the Beneficial Ownership Limitation (defined below) at 4.99% or 9.99%;

  Holders of investor warrants are entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of common shares (as, if and when declared by our Board of Directors);

  The investor warrants may be held in book-entry form;

  The investor warrants and underlying shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, purchasers of the investor warrants may only sell the underlying shares issued upon exercise of the investor warrants being sold to them in the concurrent private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. The Company has agreed to file a registration statement with the SEC within thirty (30) days after this prospectus supplement to register the shares underlying the investor warrants; and

  The investor warrants will be exercisable following the six month anniversary of the issuance date and may be exercised until the date that is five and one-half years following the issuance date.

Placement Agent Warrants

We have also agreed to issue to the placement agent in the concurrent private placement the placement agent warrants to purchase up to 54,760 common shares, which represent 4.0% of the aggregate number of common shares sold in this offering.

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Duration and Exercise Price

Each placement agent warrant offered hereby will have an exercise price equal to $2.39 per common share. The placement agent warrants will be on or after the 181st day immediately following the issuance date exercisable and may be exercised until the fifth anniversary of the issuance date. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of dividends, stock splits, reorganizations or similar events affecting common shares. The placement agent warrants will be issued separately from the common shares offered hereby and may be transferred separately immediately thereafter, subject to FINRA Rule 5110(g). The placement agent warrants will be issued in certificated form only.

Exercisability

The placement agent warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).  Unless otherwise specified in the placement agent warrants, the holder will not have the right to exercise the placement agent warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the placement agent warrants (the “Beneficial Ownership Limitation”).

Cashless Exercise

If, at the time a holder exercises its placement agent warrants, a registration statement registering the issuance of common shares underlying the placement agent warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the placement agent warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the placement agent warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of common shares, upon any subsequent exercise of a placement agent warrant, the holder will have the right to receive as alternative consideration, for each common share that the holder would have received upon such holder’s exercise of the placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the holder would have received upon such holder’s exercise of the placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.

Transferability

The placement agent warrants will not be transferable for 180 days from the date of effectiveness or the commencement of sales of this offering, except in certain circumstances described in the placement agent warrants. Following such period, subject to applicable laws and a standard legend with regard to restriction on transfer only in compliance with a public offering or an available exemption therefrom, the placement agent warrants may be transferred at the option of the holder upon surrender of a placement agent warrant to us together with the appropriate instruments of transfer.

Right as a Shareholder

Except as otherwise provided in the placement agent warrants or by virtue of the holder’s ownership of common shares, such holder of placement agent warrants does not have the rights or privileges of a holder of common shares, including any voting rights, until such holder exercises such holder’s placement agent warrants.

Waivers and Amendments

No term of the placement agent warrants may be amended or waived without the written consent of the holder of such warrant.

Amendment to December 2022 and November 2021 Common Share Purchase Warrants

In connection with the offering, the Company agreed to amend the terms of the common share purchase warrants previously issued to certain institutional investors participating in this offering in connection with the Company’s December 2022 public offering to reduce the exercise price of such warrants to $2.50.

In connection with the offering, the Company agreed to amend the terms of the common share purchase warrants previously issued to certain institutional investors participating in this offering in connection with the Company's November 2021 public offering to reduce the exercise price of such warrants to $2.50.

S-8

PLAN OF DISTRIBUTION

We have engaged A.G.P./Alliance Global Partners (“A.G.P.” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of the securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and the investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement.  Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus and in the concurrent private placement to one or more investors through a securities purchase agreement directly between the investors and us. We will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 21, 2023, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 6.0% of the gross proceeds of this offering and the concurrent private placement. We will also reimburse the placement agent for legal fees and other reasonable and documented out-of-pocket expenses incurred in connection with the offering up to $75,000, as well as for non-accountable expenses of $15,000.

We estimate the total expenses payable by us for this offering will be approximately $500,000, which amount includes the placement agent fees (excluding fees payable on any warrant exercises) and expenses.

Placement Agent’s Warrants

We have agreed to issue to A.G.P. placement agent warrants to purchase up to 54,760 common shares, representing 4.0% of the aggregate number of common shares sold in this offering. The placement agent warrants will have an exercise price equal to $2.39, and will be exercisable on or after the 181st day immediately following the issuance date and may be exercised for five years from the issuance date. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any common shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-up Restrictions

Pursuant to the securities purchase agreement with the investors, we have agreed that, for a period of 90 days following the closing of this offering, subject to certain exceptions, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our common shares or common shares equivalents.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

S-9

  may not engage in any stabilization activity in connection with our securities; and

  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities,

other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the common course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are selling to the same investors unregistered warrants to purchase up to an aggregate of 1,369,000 common shares, and issuing warrants to purchase up to 54,760 common shares to A.G.P./Alliance Global Partners. For each common share sold pursuant to this prospectus supplement and accompanying prospectus, an accompanying investor warrant will be issued to the purchaser thereof. Each investor warrant will be exercisable for one common share at an exercise price of $2.50 per share, will be exercisable following the six-month anniversary of the issuance date and will expire on the date that is five and one-half years following the issuance date. The placement agent warrants will be exercisable on or after the 181st day following the issuance date and may be exercised until the fifth anniversary of the issuance date. The shares offered pursuant to this prospectus supplement and the investor warrants offered in the concurrent private placement are being offered at combined public offering price of $2.00 per share and accompanying investor warrant.

The investor warrants, placement agent warrants, and shares issuable upon the exercise of the investor warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and base prospectus. The investor warrants, placement agent warrants, and underlying shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Accordingly, the investors in the concurrent private placement and the placement agent may sell the investor warrants and placement agent warrants and exercise the investor warrants and placement agent warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the underlying shares, or no current prospectus available for such shares, the investors may exercise the investor warrants or the placement agent may exercise thri placement agent warrants by means of a “cashless exercise.”

In the event of any fundamental transaction, as described in the investor warrants and placement agent warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of common shares, upon any subsequent exercise of an investor warrant or placement agent warrant, the holder will have the right to receive as alternative consideration, for each common share that the holder would have received upon such holder’s exercise of the investor warrant or placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the holder would have received upon such holder’s exercise of the investor warrant or placement agent warrant into common shares (without giving effect to any limitation as a result of the Beneficial Ownership Limitation) immediately prior to the occurrence of such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.

Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Except as otherwise provided in the investor warrants and placement agent warrants or by virtue of such holder’s ownership of our common shares, the holders of the investor warrants and placement agent warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their investor warrants or placement agent warrants, as applicable.

The investor warrants and placement agent warrants are not and will not be listed for trading on any national securities exchange.

As part of the concurrent private placement, we have agreed to register for resale the shares issuable upon exercise of the investor warrants and the placement agent warrants sold in the concurrent private placement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Miller Thomson LLP. Certain legal matters related to United States federal law in connection with the offering will be passed upon for us by Dorsey & Whitney LLP. Pryor Cashman LLP, New York, New York, has acted as counsel for the placement agent.

EXPERTS

The Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2022 included in this prospectus have been audited by Davidson & Company LLP (“Davidson”), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson’s headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, reports on Form 8-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

  our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by our Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023;

  our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023 our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, filed with the SEC on August 10, 2023;

  our Current Reports on Form 8-K (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as "furnished" rather than filed, which information is not incorporated by reference herein), filed with the SEC on January 6, 2023, April 18, 2023, May 18, 2023, June 6, 2023, June 7, 2023, June 27, 2023, July 11, 2023, July 25, 2023, August 10, 2023, and September 18, 2023; and
S-10

  the Company’s Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company’s Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus supplement. Please direct requests to us at the following address:

Flora Growth Corp.

Attention: Dany Vaiman, Chief Financial Officer

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33312

Tel: (954) 842-4989

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

S-11

PROSPECTUS

$80,000,000
FLORA GROWTH CORP.
Common Shares
Warrants
Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $80,000,000.

We refer to the common shares, warrants and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol "FLGC." As of July 7, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was $16,564,176 based on 6,859,120 outstanding common shares, of which approximately 5,791,670 common shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any of our common shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See "Risk Factors" beginning on page 4 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2023
_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading "Where You Can Find More Information" located on page 16.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report") filed with the SEC on March 31, 2023, as amended on April 28, 2023, under the heading "Item 1A. Risk Factors", any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading "Item 1A. Risk Factors" in our 2022 Annual Report, which is incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

• Our limited operating history and net losses;

• changes in cannabis laws, regulations and guidelines;

• decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;

• damage to our reputation as a result of negative publicity;

• exposure to product liability claims, actions and litigation;

• risks associated with product recalls;

• product viability;

• continuing research and development efforts to respond to technological and regulatory changes;

• shelf life of inventory;

• our ability to successfully integrate businesses that we acquire;

• maintenance of effective quality control systems;

• changes to energy prices and supply;

• risks associated with expansion into new jurisdictions;

• regulatory compliance risks;

• opposition to the cannabinoid industry;

• unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

• risks related to our operations in Colombia, including the closing of the sale thereof; and

• potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

OUR COMPANY

We are a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON SHARES

General

This prospectus describes the general terms of our common shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the "articles") and our bylaws currently in effect (the "bylaws"). When we offer to sell common shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our articles, our authorized capital consists of an unlimited number of common shares, with no par value per share, which do not have any special rights or restrictions. As of August 30, 2023, there were 6,859,120 common shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

• to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

• subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

• the Common Shares are entitled to receive dividends if, as, and when declared by the board of directors of the Company (the "Board of Directors").

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an "offering corporation" under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company's bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

• Acted honestly and in good faith with a view to our best interests;

• In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

• Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "FLGC."

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

• the title of the warrants;

• the aggregate number of the warrants;

• the price or prices at which the warrants will be issued;

• the designation, number, and terms of common shares purchasable upon exercise of the warrants;

• the date, if any, on and after which the warrants and the related common shares will be separately transferable;

• the price at which each common share purchasable upon exercise of the warrants may be purchased;

• the date on which the right to exercise the warrants will commence and the date on which such right will expire;

• the minimum or maximum amount of the warrants that may be exercised at any one time;

• any information with respect to book-entry procedures;

• the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

• any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

• the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

• the date on which the right to exercise the warrants begins and the date on which that right expires;

• the material U.S. federal income tax consequences of holding or exercising the warrants; and

• any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading "Warrant Adjustments" below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrant holder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

• issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

• pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

• issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

• issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

• certain reclassifications, capital reorganizations, or changes of the common shares;

• certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or

• certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit are immediately separable or otherwise may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

• the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provisions of the governing unit agreement that differ from those described below; and

• any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Shares" and "Description of Warrants," will apply to each unit and to any common share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

• at a fixed price or prices, which may be changed;

• at market prices prevailing at the time of sale;

• at prices related to such prevailing market prices; or

• at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Miller Thompson LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2022 included in this prospectus have been audited by Davidson & Company LLP ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

• our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by our Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023;

• our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

• our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, filed with the SEC on August 10, 2023;

• our Current Reports on Form 8-K (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as "furnished" rather than filed, which information is not incorporated by reference herein), filed with the SEC on January 6, 2023, April 18, 2023, May 18, 2023, June 6, 2023, June 7, 2023, June 27, 2023, July 11, 2023, July 25, 2023, August 10, 2023, and August 25, 2023;

• the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, Attention: Dany Vaiman, Chief Financial Officer or made by phone at +(954) 842-4989. You may also access the documents incorporated by reference in this prospectus through our website at www.floragrowth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

FLORA GROWTH CORP.

$80,000,000

Common Shares

Warrants

Units

PROSPECTUS

FLORA GROWTH CORP.

1,369,000 Common Shares
________________________

PROSPECTUS SUPPLEMENT
________________________

A.G.P.

September 20, 2023